Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Missouri Premium Income Municipal Fund

811-07616


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23,
2010 and March 30, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting
together as a
class
<c>  MuniPreferred shares voting
 together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
            1,198,331
                      140
   Against
               376,768
                          6
   Abstain
                 46,047
                         -
   Broker Non-Votes
               219,991
                      146
      Total
            1,841,137
                      292



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            1,481,471
                      140
   Against
                 91,401
                          6
   Abstain
                 48,274
                         -
   Broker Non-Votes
               219,991
                      146
      Total
            1,841,137
                      292



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
            1,183,013
                      137
   Against
               401,615
                          9
   Abstain
                 36,518
                         -
   Broker Non-Votes
               219,991
                      146
      Total
            1,841,137
                      292



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
            1,168,026
                      137
   Against
               390,130
                          9
   Abstain
                 62,990
                         -
   Broker Non-Votes
               219,991
                      146
      Total
            1,841,137
                      292



To approve the elimination of the
fundamental policy relating to
commodities.


   For
1,169,598
140
   Against
392,658
6
   Abstain
                 58,890
                         -
   Broker Non-Votes
               219,991
                      146
      Total
            1,841,137
                      292



To approve the new fundamental policy
relating to commodities.


   For
            1,160,171
                      140
   Against
               402,285
                          6
   Abstain
                 58,690
                         -
   Broker Non-Votes
               219,991
                      146
      Total
            1,841,137
                      292




Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-05235.